As filed with the Securities and Exchange Commission on August 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Calumet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-5098520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2780 Waterfront Parkway East Drive, Suite 200

Indianapolis, Indiana 46214

(317) 328-5660

(Addresses including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory J. Morical

Senior Vice President, General Counsel & Secretary

2780 Waterfront Parkway East Drive, Suite 200

Indianapolis, Indiana 46214

(317) 328-5660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

(346) 718-6600

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Calumet, Inc.

24,103,521 Shares of Common Stock

2,000,000 Warrants

2,000,000 Shares of Common Stock Underlying the Warrants

The securities to be offered and sold using this prospectus consists of (i) 24,103,521 shares of common stock, par value $0.01 per share (the “common stock”), (ii) 2,000,000 warrants (the “warrants”) to purchase shares of common stock at $20.00 per share (subject to adjustment) and (iii) 2,000,000 shares of common stock underlying the warrants. These securities may be offered and sold by the selling securityholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling securityholders may sell the securities offered by this prospectus from time to time on any exchange on which the securities are listed on terms to be negotiated with buyers. They may also sell the securities in private sales or through dealers or agents. The selling securityholders may sell the securities at prevailing market prices or at prices negotiated with buyers. The selling securityholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We are not selling any securities under this prospectus and will not receive any proceeds if and when the selling securityholders sell the securities offered under this prospectus in the future. We cannot predict when or in what amounts the selling securityholders may sell any of the securities offered by under prospectus. If the holders of the warrants exercise in full (and do not use the cashless exercise provision), we would receive proceeds of approximately $40.0 million, which would be used for general corporate purposes.

Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CLMT.” The last reported sale price of our common stock on August 8, 2024, as reported by the Nasdaq, was $11.79 per share. There is currently no trading market for the warrants.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Please read “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2024.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents that have been incorporated by reference herein. We and the selling securityholders have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the securities described in this prospectus in one or more offerings or resales. This prospectus generally describes Calumet, Inc. and the securities that the selling securityholders may offer. Each time securities are offered by means of this prospectus, the selling securityholders may provide you a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in any prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that have been incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” carefully before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the “Company,” “we,” “our,” “us” or like terms are to Calumet, Inc. and its subsidiaries for the periods following the completion of Calumet Specialty Products Partners, L.P.’s conversion to Calumet, Inc. on July 10, 2024 (the “Conversion”). For the periods prior to the Conversion, unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the “Company,” “we,” “our,” “us” or like terms are to Calumet Specialty Products Partners, L.P. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below, which have been previously filed by Calumet Specialty Products Partners, L.P. (the “Partnership”), or by Calumet, Inc., as successor registrant, with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the SEC), until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

•	the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2023, filed with the SEC on February 29, 2024;

•	the Quarterly Report on Form 10-Q of the Partnership for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024;

•	the Quarterly Report on Form 10-Q of Calumet, Inc. for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024;

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the Current Reports on Form 8-K of the Partnership (excluding Items 2.02 and 7.01 and related exhibits), filed with the SEC on January  24, 2024, February 12, 2024, February 23, 2024, February 23, 2024, March 5, 2024, March 12, 2024, April  5, 2024, April 19, 2024, July  5, 2024 and July 10, 2024;

•	the Current Report on Form 8-K12B of Calumet, Inc. filed with the SEC on July 10, 2024;

•	the Current Reports on Form 8-K of Calumet, Inc. (excluding Items 2.02 and 7.01 and related exhibits), filed with the SEC on July 16, 2024 and August 9, 2024;

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the audited balance sheet of Calumet, Inc. and the report of independent registered public accounting firm thereon, included in the proxy statement/prospectus of Calumet, Inc., filed with the SEC on June 7, 2024 pursuant to Rule 424(b)(3); and

•	the description of the common stock contained in Calumet, Inc.’s Form 8-K12B, filed with the SEC on July 10, 2024 pursuant to Section 12(b) of the Exchange Act.

These reports contain important information about us, our financial condition and our results of operations.

We make available free of charge on or through our website, www.calumet.com, our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Calumet, Inc.

2780 Waterfront Parkway East Drive, Suite 200

Indianapolis, Indiana 46214

(317) 328-5660

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar words. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors—Risks Related to Our Business” and “—Risks Related to Montana Renewables” in the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2023, the section titled “Risk Factors” in the Quarterly Report on Form 10-Q of Calumet, Inc. for the quarter ended June 30, 2024 and elsewhere in this prospectus, including, but not limited to, the following:

•	demand for finished products in markets we serve;

•	estimated capital expenditures as a result of required audits or required operational changes or other environmental and regulatory liabilities;

•	our anticipated levels of, use and effectiveness of derivatives to mitigate our exposure to crude oil price changes, natural gas price changes and fuel products price changes;

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estimated costs of complying with the U.S. Environmental Protection Agency’s Renewable Fuel Standard, including the prices paid for Renewable Identification Numbers (“RINs”) and the amount of RINs we may be required to purchase in any given compliance year, and the outcome of any litigation concerning our existing small refinery exemption petitions;

•	our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures;

•	our access to capital to fund capital expenditures and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms;

•	our access to inventory financing under our supply and offtake agreements;

•	the effect, impact, potential duration or other implications of supply chain disruptions and global energy shortages on our business and operations;

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general economic and political conditions, including inflationary pressures, instability in financial institutions, the prospect of a shutdown of the U.S. federal government, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications);

•	the future effectiveness of our enterprise resource planning system to further enhance operating efficiencies and provide more effective management of our business operations;

•	our expectation regarding our business outlook with respect to the Montana Renewables business;

•	the expected benefits of the Conversion to us and our stockholders; and

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other factors and uncertainties discussed in this prospectus and our filings with the SEC, including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023, that are not purely historical data.

These forward-looking statements are based on our expectations and beliefs as of the date hereof concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that management anticipates. All comments concerning our current expectations for future sales and operating results are based on forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. These forward-looking statements involve significant risks and

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uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

ABOUT CALUMET, INC.

We manufacture, formulate and market a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. We are headquartered in Indianapolis, Indiana and operate twelve facilities throughout North America.

Our operations are managed using the following reportable segments: Specialty Products and Solutions; Performance Brands; Montana/Renewables; and Corporate. In our Specialty Products and Solutions segment, we manufacture and market a wide variety of solvents, waxes, customized lubricating oils, white oils, petrolatums, gels, esters, and other products. Our specialty products are sold to domestic and international customers who purchase them primarily as raw material components for consumer-facing and industrial products. In our Performance Brands segment, we blend, package and market high performance products through our Royal Purple, Bel-Ray, and TruFuel brands. Our Montana/Renewables segment is comprised of two facilities — renewable fuels and specialty asphalt. At our Great Falls renewable fuels facility, we process a variety of geographically advantaged renewable feedstocks into renewable diesel, sustainable aviation fuel, renewable hydrogen, renewable natural gas, renewable propane, and renewable naphtha that are distributed into renewable markets in the western half of North America. At our Montana specialty asphalt facility, we process Canadian crude oil into conventional gasoline, diesel, jet fuel and specialty grades of asphalt, with production sized to serve local markets. Our Corporate segment primarily consists of general and administrative expenses not allocated to the Specialty Products and Solutions, Performance Brands or Montana/Renewables segments.

Our principal executive offices are located at 2780 Waterfront Parkway East Drive, Suite 200, Indianapolis, Indiana 46214, and our telephone number is (317) 328-5660.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds if and when the selling securityholders sell the securities offered under this prospectus in the future. We cannot predict when or in what amounts the selling securityholders may sell any of the securities offered by under prospectus. If the holders of the warrants exercise in full (and do not use the cashless exercise provision), we would receive proceeds of approximately $40.0 million, which would be used for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

As of August 9, 2024, the authorized capital stock of Calumet, Inc. consisted of 700,000,000 shares of common stock of which 85,888,555 shares are issued and outstanding and 100,000,000 shares of preferred stock of which no shares are issued and outstanding.

The following summary of our common stock, preferred stock, amended and restated certificate of incorporation and amended and restated bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Voting Rights. Holders of shares of common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by the stockholders generally. The holders of the common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of common stock are entitled to receive dividends to the extent permitted by applicable law when, as and if declared by our board of directors (the “Board”) out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of common stock are entitled to receive pro rata our remaining assets available for distribution.

Other Matters. All shares of common stock issued and outstanding is fully paid and non-assessable. The common stock is not subject to further calls or assessments by us. Holders of shares of common stock will not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights powers, preferences and privileges of the common stock are subject to those of the holders of any shares of preferred stock or any other series or class of stock that we may authorize and issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the Board to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of the common stock. The Board is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

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the number of shares of the series, which the Board may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption or repurchase rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

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whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Dividends

The Delaware General Corporation Law (the “DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend is subject to the discretion of the Board.

We have no current plans to pay dividends on the common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant. Because we are a holding company and have no direct operations, we are only able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends is limited by covenants in our existing indebtedness and may be limited by the agreements governing other indebtedness that we or our subsidiaries incur in the future.

Annual Stockholder Meetings

Our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Certain Provisions of Delaware Law

Our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which will apply so long as the common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of our capital stock or the-then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Board may generally issue shares of one or more series of preferred stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of its management. Moreover, our authorized but unissued shares of preferred stock are available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and in connection with employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Classified Board of Directors

Pursuant to our amended and restated certificate of incorporation, the Board is divided into three classes of directors, with the directors serving three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which are one and two years, respectively). As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to the limitations set forth in our amended and restated certificate of incorporation with respect to the rights of The Heritage Group to designate for nomination a certain number of directors and any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. Under our amended and restated certificate of incorporation, we are prohibited from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

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the business combination or the transaction which resulted in the interested stockholder becoming an interested stockholder is approved by the Board before the date the interested stockholder attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

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at or subsequent to such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of these provisions, a “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of our outstanding voting stock.

Removal of Directors; Vacancies and Newly Created Directorships

Under the DGCL, unless otherwise provided in our amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our amended and restated certificate of incorporation provides that, subject to the rights granted therein, directors may be removed only for cause, and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

In addition, our amended and restated certificate of incorporation also provides that, subject to the rights granted therein, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Quorum

Except as otherwise provided under our amended and restated certificate of incorporation, for so long as The Heritage Group and its Permitted Transferees (as defined in our amended and restated certificate of incorporation) (collectively, the “THG Stockholders”) and their respective Affiliates (as defined in our amended and restated certificate of incorporation) own 15% or more of the outstanding shares of common stock, the attendance of at least one director designated by the THG Stockholders shall be required to constitute a quorum of the Board (or any committee of the Board on which a director designated by the THG Stockholders serves) for the transaction of business with respect to such action or decision unless each director designated by the THG Stockholders provides notice to the remaining members of the Board, the Chairperson of the Board or the Secretary of the Company waiving such right to be included in quorum at such meeting. If there is less than a quorum at any meeting of the Board (or any committee of the Board on which a director designated by the THG Stockholders serves), a majority of the directors present may adjourn the meeting to a time no earlier than five business days after notice of such adjournment. If a director designated by the THG Stockholders is not present at the next meeting following an adjournment, then the presence of a number of directors exceeding 50% of the entire Board (or exceeding 50% of the entire committee, as applicable) entitled to vote shall constitute a quorum for the next meeting.

No Cumulative Voting

Under Delaware law, the right to vote in the election of directors cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all directors.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by the Board, and may not be called by any other person. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Director Nominations and Stockholder Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board or nominations made pursuant to our amended and restated certificate of incorporation. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Consent Rights

Our amended and restated certificate of incorporation provides that, until the earlier of the THG Stockholders and their respective Affiliates no longer owning at least 5% of the outstanding shares of common stock and the third anniversary of the closing date of the Conversion, each of the following will require the consent of the THG Stockholders: (i) any amendment, modification or restatement of the organizational documents of the Company (including our amended and restated certificate of incorporation and amended and restated bylaws) or any of our significant subsidiaries, (ii) any increase or decrease in the size of the Board, (iii) any appointment or removal of the Chairman of the Board or Chief Executive Officer of the Company, and (iv) initiating any voluntary liquidation, winding up or filing any petition in bankruptcy of the Company or any of its significant subsidiaries.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

Supermajority Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise provided in our amended and restated certificate of incorporation, the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation. Any amendment, alteration, rescission or repeal of our bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our amended and restated certificate of incorporation provides that, except as otherwise provided therein, the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all outstanding shares of our stock entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our amended and restated bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions opting out of Section 203 of the DGCL (as described above);

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions relating to annual meetings of stockholders;

•	the provisions relating to the forum selection;

•	the provisions regarding filling vacancies on our board of directors and newly-created directorships;

•	the provisions eliminating monetary damages to the fullest extent permitted by the DGCL for breaches of fiduciary duty by a director;

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote; and

•	certain defined terms used in our amended and restated certificate of incorporation.

The combination of the classification of the Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace the Board as well as for another party to obtain control of the Company by replacing the Board. Because the Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders entitled to seek appraisal who properly assert and perfect appraisal rights in accordance with Section 262 of the DGCL in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

Corporate Opportunity

Delaware law permits a corporation to adopt provisions in its certificate of incorporation renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers or directors. Our amended and restated certificate of incorporation renounces, to the fullest extent permitted by applicable law, any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries.

Limitations on Liability and Indemnification and Advancement of Expenses of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s or officer’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director or officer derived an improper personal benefit.

Our amended and restated bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. In addition, we have entered into indemnification agreements with our directors and officers. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification or advancement of expenses is sought.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on Nasdaq under the symbol “CLMT.”

DESCRIPTION OF WARRANTS

The following summary of the warrants does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, dated as of July 10, 2024, by and among the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent, and the form of warrant certificate, which are filed as exhibits to the registration statement of which this prospectus is a part.

Each warrant represents the right to purchase one share of common stock at the exercise price of $20.00 per share. The exercise price or number of warrants issued upon exercise of such warrants are subject to adjustments for stock splits, dividends or distributions, reclassifications, reorganizations, mergers and other events. On or before July 10, 2027, a holder of the warrants may, at its option, exercise the warrants for cash or on a “cashless” basis, where a number of shares are deducted from the total number of shares to be issued upon exercise to cover the exercise price in lieu of a cash payment.

SELLING SECURITYHOLDERS

The selling securityholders named below may offer to sell from time to time in the future up to an aggregate of (i) 24,103,521 shares of common stock, (ii) 2,000,000 warrants and (iii) an up to an additional 2,000,000 shares of common stock upon exercise of the warrants. The term “selling securityholders” includes the securityholders listed in the table below and their permitted transferees and assignees or other successors.

Except as set forth below, or incorporated by reference into this prospectus or in any applicable prospectus supplement, none of the selling securityholders has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus. For additional information regarding relationships between us and the selling securityholders, see “Certain Relationships and Related Transactions and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2023, which information is incorporated by reference herein.

In connection with the completion of the Conversion on July 10, 2024, we entered into a Registration Rights Agreement with The Heritage Group and the other stockholder named therein (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we agreed to register under the federal securities laws the offer and resale of certain shares of our common stock and warrants held by such owners or certain of their affiliates or permitted transferees. The registration rights are subject to certain conditions and limitations. We are generally obligated to pay all of our registration expenses in connection with these registration obligations and provide certain indemnification to the selling securityholders. The Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description of the registration rights agreement is qualified by reference thereto.

The following table sets forth information as of August 1, 2024 by each selling securityholder regarding (i) the beneficial ownership of shares of our common stock and warrants and (ii) the number of shares of our common stock and warrants that may from time to time be offered or sold pursuant to this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling securityholders.

The following table sets forth information relating to the selling securityholders as of August 1, 2024 based on information supplied to us by the selling securityholders on or prior to that date and information filed with the SEC. We have not sought to verify such information. The selling securityholders may hold or acquire at any time shares of our common stock or warrants in addition to the securities offered by this prospectus and may have acquired additional shares of our common stock or warrants since the date on which the information reflected herein was provided to us. Additionally, the selling securityholders may have sold or transferred some or all of their shares of our common stock or warrants in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling securityholders may also change over time. The following table sets forth the maximum number of shares of our common stock and warrants that may be sold by the selling securityholders identified below under this prospectus. Because the selling securityholders may offer all or some of their shares of our common stock or warrants from time to time, we cannot estimate the number of shares of our common stock or warrants that will be held by the selling securityholders upon the termination of any particular offering by such selling securityholders. The selling securityholders are not obligated to sell any of the shares of common stock or warrants offered by this prospectus. The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of securities. The selling securityholders may also offer and sell less than the number of shares of common stock or warrants indicated. The selling securityholders are not making any representation that any shares of common stock or warrants covered by this prospectus will or will not be offered for sale.

	Securities Beneficially Owned Before the Offering			Shares of Common Stock that May be Sold Hereby	Warrants that May be Sold Hereby	Securities Beneficially Owned After the Offering(2)
Name of Selling Securityholders	Number of Shares of Common Stock	Number of Warrants	Percentage of Shares of Common Stock(1)			Number of Shares of Common Stock	Number of Warrants	Percentage of Shares of Common Stock
The Heritage Group(3)	12,587,209	1,020,000	15.7%	12,587,209	1,020,000	—	—	—
William F. Grube(4)	2,675,262	300,000	3.5%	2,675,262	300,000	—	—	—
Calumet, Incorporated(5)	1,934,287	—	2.3%	1,934,287	—	—	—	—
Jennifer G. Straumins(6)	1,488,529	300,000	2.1%	1,488,529	300,000	—	—	—
Maggie Fehsenfeld Trust Number 106 2.30.74 for the Benefit of Fred Mehlert Fehsenfeld, Jr. and His Issue U/A Dated December 18, 2012(7)	1,512,402	190,000	2.0%	1,512,402	190,000	—	—	—
Irrevocable Intervivos Trust Number 12.27.73 for the Benefit of Fred Mehlert Fehsenfeld, Jr. and his Issue U/A dated December 18, 2012(8)	1,512,402	190,000	2.0%	1,512,402	190,000	—	—	—
The Heritage Group Investment Company, LLC(9)	1,200,000	—	1.4%	1,200,000	—	—	—	—
Fred M. Fehsenfeld, Jr. Revocable Trust U/A 01/28/20(10)	615,725	—	*	615,725	—	—	—	—
James C. Fehsenfeld Revocable Trust(11)	300,330	—	*	300,330	—	—	—	—
Paul J. Schumacher and Amy M. Schumacher(12)	177,375	—	*	177,375	—	—	—	—
Suzanne M. Fehsenfeld Revocable Trust U/A 01/28/20(13)	100,000	—	*	100,000	—	—	—	—

*	Less than 1%.
(1)	Percentage reflects any warrants beneficially owned by the selling securityholder.
(2)	Assumes the selling securityholders sell all of the shares of common stock and warrants offered hereby and do not acquire beneficial ownership of any additional shares of common stock or warrants.
(3)

Twenty-eight grantor trusts indirectly own all of the outstanding general partner interests in The Heritage Group, an Indiana general partnership. The direct or indirect beneficiaries of the grantor trusts are members of the Fehsenfeld family. Each of the grantor trusts has seven trustees, Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, William S. Fehsenfeld, Amy M. Schumacher, Megan N. Arlinghaus, Clare S. Stoner

Fehsenfeld, and Geoffrey C. Dillon, each of whom exercises equivalent voting rights with respect to each such trust. Fred M. Fehsenfeld, Jr., who previously served as a member of the board of directors of the general partner of the Partnership (the “GP Board”) from September 2005 to May 2022, disclaims beneficial ownership of all of the shares of common stock and warrants owned by The Heritage Group except to the extent of his pecuniary interest therein. Amy M. Schumacher, who is a member of the Board and previously served as a member of the GP Board of the general partner of the Partnership from September 2014 to July 2024, disclaims beneficial ownership of all of the shares of common stock and warrants owned by The Heritage Group except to the extent of her pecuniary interest therein. The address for The Heritage Group is 5400 W. 86th St., Indianapolis, Indiana 46268.
(4)	The address of William F. Grube is 4342 Whitetail Woods Dr., Bargersville Indiana 46106.
(5)

The shares of common stock owned directly by Calumet, Incorporated, an Indiana corporation, are indirectly owned 45.8% by The Heritage Group and 5.1% by Fred M. Fehsenfeld, Jr. personally. The address of Calumet, Incorporated is 5400 W. 86th St., Indianapolis, Indiana 46268.

(6)	The address of Jennifer G. Straumins is 2780 Waterfront Parkway East Drive, Suite 200, Indianapolis, Indiana 46214.
(7)

The address of the Maggie Fehsenfeld Trust Number 106 2.30.74 for the Benefit of Fred Mehlert Fehsenfeld, Jr. and His Issue U/A Dated December 18, 2012 is 5400 W. 86th St., Indianapolis, Indiana 46268.

(8)

The address of the Irrevocable Intervivos Trust Number 12.27.73 for the Benefit of Fred Mehlert Fehsenfeld, Jr. and his Issue U/A dated December 18, 2012 is 5400 W. 86th St., Indianapolis, Indiana 46268.

(9)

The Heritage Group Investment Company, LLC (“Investment LLC”) is under common ownership with The Heritage Group. The Heritage Group serves as the manager of Investment LLC, and in that capacity has sole voting and investment power over such shares. The Heritage Group disclaims beneficial ownership of the shares owned by Investment LLC except to the extent of its pecuniary interest therein. The address of Investment LLC is 5400 W. 86th St., Indianapolis, Indiana 46268.

(10)	The address of the Fred M. Fehsenfeld, Jr. Revocable Trust U/A 01/28/20 is 5400 W. 86th St., Indianapolis, Indiana 46268.
(11)	The address of the James C. Fehsenfeld Revocable Trust is 5400 W. 86th St., Indianapolis, Indiana 46268.
(12)	The address of Paul J. Schumacher and Amy M. Schumacher is 5400 W. 86th St., Indianapolis, Indiana 46268.
(13)	The address of the Suzanne M. Fehsenfeld Revocable Trust U/A 01/28/20 is 5400 W. 86th St., Indianapolis, Indiana 46268.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling securityholders as to any plan of distribution. The selling securityholders may choose to sell some, all or none of the securities described in this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution.

The securities held by the selling securityholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by the selling securityholders or other persons, or through underwriters, dealers or agents or on any exchange on which the securities described in this prospectus may from time to time be traded, in the over-the-counter markets or in independently negotiated transactions or otherwise. The methods by which the securities described in this prospectus may be sold include:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

a block trade (which may involve crosses in which the same broker-dealer acts as agent on both sides) in which the broker or dealer so engaged will attempt to sell the securities as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resales by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions in accordance with Nasdaq rules or any other applicable national securities exchange on which the securities are listed;

•

sales on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale, including Nasdaq, in the over-the-counter markets or through a market maker or into an existing trading market (on an exchange or otherwise) for the securities;

•	underwritten transactions;

•	short sales, whether through a broker-dealer or otherwise;

•	in transactions in which broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;

•	privately negotiated transactions;

•

pledges of the securities described in this prospectus as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the securities;

•	a combination of any of the foregoing methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling securityholders and may receive commissions from the purchasers of the securities for whom they may act as agents. Such transactions may be effected by the selling securityholders at fixed prices, which may be changed, market prices prevailing at the time of sale, varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling securityholders or by agreement between the selling securityholders and any underwriters or broker-dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the securities described in this prospectus will be the purchase price of the securities less discounts and commissions, if any.

If the selling securityholders utilize a dealer in the sale of the securities, the selling securityholder will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be the selling securityholders’ customers or may engage in transactions with, or perform services for, the selling securityholders in the ordinary course of business.

In addition, the selling securityholders may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling securityholders may be required by the securities laws of certain states to offer and sell the securities only through registered or licensed brokers or dealers.

Under the Registration Rights Agreement, we have agreed to indemnify the selling securityholders against any and all losses, claims, damages, expenses or liabilities (including reasonable costs of preparation and reasonable attorneys’ fees), joint or several, from any untrue or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in any registration statement contemplated by the Registration Rights Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof. We and the selling securityholders may agree to indemnify underwriters, brokers, dealers and agents who participate in the distribution of the securities described in this prospectus against certain liabilities to which they may become subject in connection with the sale of such securities, including liabilities arising under the Securities Act.

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities described in this prospectus to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities described in this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

In connection with sales of the securities described in this prospectus, the selling securityholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders also may sell securities short and deliver them to close out the short positions or loan or pledge the securities to broker-dealers that in turn may sell them.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities described in this prospectus short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities described under this prospectus may be used to cover short sales.

The selling securityholders may sell the securities they hold using a public auction process in which the public offering price and the allocation of the securities will be determined through an auction conducted by an auction agent. The auction process may involve a modified “Dutch auction” mechanic in which the auction agent (and potentially other brokers) will receive and accept bids from bidders at either a minimum bid price or at price increments in excess of the minimum bid price. The auction agent and any such other brokers may be the underwriters of the offering or their affiliates. After the auction closes and those bids become irrevocable, the auction agent will determine the clearing price for the sale of the securities offered in the auction, and subject to agreement between the selling securityholders and the underwriter or underwriters to proceed with the offering, the securities will be allocated to winning bidders by the underwriter or underwriters. If the selling securityholders use a public auction process to sell the securities, a more detailed description of the procedures to be used in connection with any such auction will be set forth in a pricing supplement to this prospectus.

The selling securityholders or their respective underwriters, broker-dealers, or agents may make sales of the securities described in this prospectus that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such selling securityholders made directly on or through Nasdaq, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the securities described in this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling securityholders are broker-dealers, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling securityholders are deemed to be underwriters, the selling securityholders may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in one or more prospectus supplements. In that event, the discounts and commissions the selling securityholders will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the securities described in this prospectus may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities described in this prospectus at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may overallot in connection with offerings, creating a short position in such securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

These transactions may be effected on or through Nasdaq, the existing trading market for the securities described in this prospectus, or in the over-the-counter market or otherwise.

If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its securities from holders named in this prospectus after the date of this prospectus. Transferees, successors and donees of identified selling securityholders may not be able to use this prospectus for resales until they are named in the selling securityholders table by prospectus supplement or post-effective amendment. See “Selling Securityholders.”

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Calumet Specialty Products Partners, L.P. appearing in Calumet Specialty Products Partners, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Calumet Specialty Products Partners, L.P.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The balance sheet of Calumet, Inc. as of January 8, 2024, incorporated by reference in this prospectus and in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the offering of the securities being registered hereby.

SEC Registration Fee		$41,303
FINRA Filing Fee		*
Nasdaq Listing Fee		*
Printing Costs		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent Fees and Expenses		*
Trustee Fees and Expenses		*
Miscellaneous Expenses		*

Total	$	*

*	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition to the right to indemnification, our directors and officers shall, to the fullest extent permitted by law, also have the right to be paid by us the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition. Any person serving as a director or officer of a subsidiary of the Company shall be entitled to the rights of indemnification and to the advancement of expenses with respect to his or her service at such subsidiary; provided, however, that the advancement of expenses to any person who is not a director or officer of the Company shall be at our discretion. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as an officer, director, employee or agent of the Company, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

In connection with an offering of the securities registered hereunder, we may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Calumet, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits

4.1	Amended and Restated Certificate of Incorporation of Calumet, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K12B filed on July 10, 2024).

4.2	Amended and Restated Bylaws of Calumet, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K12B filed on July 10, 2024).

4.3	Registration Rights Agreement, dated as of July 10, 2024, by and among Calumet, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K12B filed on July 10, 2024).

4.4	Stockholders’ Agreement, dated as of July 10, 2024, by and between Calumet, Inc. and The Heritage Group (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K12B filed on July 10, 2024).

4.5	Warrant Agreement, dated as of July 10, 2024, by and among Calumet, Inc. and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K12B filed on July 10, 2024).

4.6	Form of Warrant Certificate (included in Exhibit 4.5).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages of this registration statement).

107*	Calculation of Filing Fee Tables.

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” set forth in Exhibit 107 to the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 9, 2024.

CALUMET, INC.

By:	/s/ Todd Borgmann
Name:	Todd Borgmann
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Lunin and Gregory J. Morical, and each of them, any of whom may act without joinder of any other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of August 9, 2024.

Name	Title

/s/ Todd Borgmann Todd Borgmann	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ David A. Lunin David A. Lunin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Vincent Donargo Vincent Donargo	Chief Accounting Officer (Principal Accounting Officer)

/s/ Stephen P. Mawer Stephen P. Mawer	Chairperson of the Board

/s/ James S. Carter James S. Carter	Director

/s/ Daniel J. Sajkowski Daniel J. Sajkowski	Director

/s/ Amy M. Schumacher Amy M. Schumacher	Director

/s/ Daniel L. Sheets Daniel L. Sheets	Director

Name	Title

/s/ Paul C. Raymond Paul C. Raymond	Director

/s/ Jennifer G. Straumins Jennifer G. Straumins	Director

/s/ John G. Boss John G. Boss	Director

/s/ Karen A. Twitchell Karen A. Twitchell	Director